UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: September 15, 2015
Date of earliest event reported: September 15, 2015

INTL FCStone Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23554	59-2921318
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Id. No.)
708 Third Avenue, Suite 1500, New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (212) 485-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
______________________________________________________________________________

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Certain Officers; Appointment of Certain Officers.
On September 15, 2015, INTL FCStone Inc. (the "Company") announced that Scott J. Branch, President of the Company, will retire as an employee effective December 31, 2016. As part of his transition to retirement, Mr. Branch will step down from his position as President of the Company effective October 1, 2015. Mr. Branch will remain an employee of the Company until December 31, 2016 to ensure a smooth transition of his responsibilities, and will remain a member of the Company's main executive and management committees. Mr. Branch will also remain a director of the Company and will continue to hold himself available for appointment as a director of the Company through at least 2020.
The Company also announced the appointment of Sean M. O'Connor, Chief Executive of the Company, as President of the Company effective October 1, 2015. Mr. O'Connor, 53, has served as Chief Executive Officer of the Company since October 2002.
Mr. O'Connor has not entered into any related party transactions during the current fiscal year and has no familial relationship with directors or executive officers of the Company. There will be no material amendment to Mr. O'Connor's compensation package in connection with his appointment.
The Company further announced the appointments of Xuong Nguyen as Chief Operating Officer and Tricia Harrod as Chief Risk Officer. The appointments of Mr. Nguyen and Ms. Harrod will be effective October 1, 2015.
Mr. Nguyen, 46, presently serves as Executive Vice President of the FCM Division of INTL FCStone Financial Inc., a subsidiary of the Company, as well as Chief Operating Officer of additional subsidiaries of the Company. Mr. Nguyen was appointed Chief Executive Officer of FCStone, LLC, the Company’s futures commission merchant which was subsequently merged into INTL FCStone Financial Inc., in February 2014 and was Chief Operating Officer of FCStone, LLC for four years prior to his appointment as CEO. Mr. Nguyen previously served as Chief Operating Officer of MF Global in the U.S. and served in senior management positions in operations, accounting, project management and audit at Bank of America,  JP Morgan (formerly Banc One and First Chicago), ABN Amro, and the Chicago Mercantile Exchange. Mr. Nguyen has twenty-two plus years of experience in the derivatives, futures and options marketplace.
Mr. Nguyen has not entered into any related party transactions during the current fiscal year and has no familial relationship with directors or executive officers of the Company. There will be no material amendment to Mr. Nguyen's compensation package in connection with his appointment.
Ms. Harrod joined the company in 2009 and presently serves as Global Head of Risk for the Company and its subsidiaries. Prior to joining the Company, Ms. Harrod spent more than 25 years in Risk Management for the energy industry, including 11 years as Head of Risk Management for GXP Energy (Aquila, Inc.) including responsibilities of Enterprise Risk Management, Middle Office, Insurance, Credit and Market Risk.
Item 7.01. Regulation FD Disclosure.
A copy of the related press release issued on September 15, 2015 is filed herewith as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1	Press release dated as of September 15, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2015	INTL FCStone Inc. By: /s/ Brian T. Sephton Brian T. Sephton, Chief Legal & Governance Officer

Exhibit Index

Exhibit No.	Description of Document
Exhibit 99.1	Press release dated as of September 15, 2015.